UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        April 3, 2006 (November 22, 2005)
                Date of Report (Date of earliest event reported)


                        UNITED NATIONAL FILM CORPORATION
      (Exact name of the small business issuer as specified in its charter)


       Colorado                    33-25350-FW                  84-1092589
(State of Incorporation)    (Commission File Number)    (IRS Employer ID Number)


                       211 West Wall, Midland, Texas 79701
               (Address of principal executive offices)(Zip Code)


                                 (432) 682-1761
              (Registrant's telephone number, including area code)


           1901 Avenue of the Stars, Suite 1775, Los Angeles, CA 90067
             (Former name, former address and former fiscal year, if
                           changed since last report)


[ ] Written Communication pursuant to rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange Act (17
    CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 22, 2005, the Company signed a Loan and Stock Purchase Agreement (the "Agreement") with Glenn A. Little (Little) pursuant to which Little agreed to purchase 18,818,017 shares of the Company's restricted common stock for $18,818.02 and to loan the Company $88,181.98 at an interest rate of 6% per annum, as evidenced by a Promissory Note in that amount due and payable in January 31, 2008. The Promissory Note is convertible at any time prior to maturity at Little's option into restricted common stock of the Company at par value.

Upon execution of the Agreement, Little placed $107,000 in escrow, of which $25,000 was released to the Company upon the completion and delivery of audits for fiscal years 2003, 2004 and 2005, and delivery to counsel for Little of a certificate for the 18,818,017 shares of the Company's common stock requested in Little's name to be held in escrow pursuant to the provisions of the Agreement. The Agreement provided that Little undertake the necessary action to have all forms prepared for the Company's officers to execute for filing with the Securities and Exchange Commission to bring the Company current in its filing requirements pursuant to the Securities Exchange Act of 1934. The Agreement had an initial February 15, 2006 expiration date which was extended to March 31, 2006. Upon the completion of documentation and filings, the remaining funds in escrow were released to the Company and the share certificate for 18,818,017 was authorized to be delivered to Little. Immediately after the filings, the existing Officers and Board of Directors of the Company elected Little to the Board of Directors and resigned.

All terms of this Agreement were completed on March 31, 2006 and Glenn A. Little was appointed to the Board of Directors and the positions of President and Secretary. Simultaneously, Peter D. Finch, Deno Paoli and Arthur L. Stashower resigned as Officers and Directors.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES; USE OF PROCEEDS FROM REGISTERED SECURITIES

In accordance with the terms of the Agreement, 18,818,017 restricted shares were issued to Little on November 22, 2005 which he became entitled to receive on April 3, 2006. The shares were issued in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 as amended.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

See Item 1.01 above

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPORTMENT OF PRINCIPAL OFFICERS

Concurrent with the completion of the provisions of the Agreement, Deno Paoli, Peter D. Finch and Arthur L. Stashower resigned as Officers and Directors of the Company and Glenn A. Little was appointed as the Sole Director and President and Secretary of the Company.

Glenn A. Little is a graduate of The University of Florida, Gainesville (Bachelor of Science in Business Administration) and the American Graduate School of International Management (Master of Business Administration International Management) and has been the principal of Little and Company Investment Securities (LITCO), a Securities Broker/Dealer with offices in Midland, Texas since 1979. Before founding LITCO, Mr. Little was a stockbroker with Howard, Weil, Labouisse, Friedrich in their New Orleans, Louisiana and Midland, Texas offices and also worked for First National Bank of Commerce in New Orleans, Louisiana. Mr. Little was appointed an Adjudicatory Official for the State Bar of Texas and served in that capacity from 1997 through 2003.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     Exhibits:

       10.     Loan and Stock Purchase Agreement
       10.1    Amendment to Loan and Stock Purchase Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United National Firm Corporation
Dated: April 3, 2006


/s/ Glenn A. Little
------------------------------
By: Glenn A. Little
    President

                                       3